SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 21, 2003

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On October 21, 2003, LCA-Vision Inc. issued a press release announcing that it will open its 34th U.S. LasikPlus facility on October 28 in Las Vegas.

Item 7.  Financial Statements and Exhibits

(c)

Exhibits.

99.1 Press Release dated October 21, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: 10-21-03	By: /s/ Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT 99.1

Contacts: LCA-Vision, Inc.
Stephen N. Joffe, Chairman and CEO
Alan H. Buckey, CFO
(513) 792-9292
www.lasikplus.com

LCA-VISION TO OPEN 34th U.S. FACILITY IN LAS VEGAS ON OCTOBER 28

CINCINNATI, October 21, 2003 -- LCA-Vision Inc. (NASDAQ NM:LCAV), a leading provider of laser vision correction services under the LasikPlus brand, announced today that it will open its 34th U.S. LasikPlus facility on October 28 in Las Vegas.  The new facility will serve a metropolitan population of approximately 1.5 million.

The new Las Vegas LasikPlus Vision Center will be equipped with technologically advanced Bausch & Lomb Technolas and VISX CustomVue technology systems.  Dr. Richard Maw, a board-certified eye surgeon specializing in laser vision correction, will head the new facility’s medical team.

LCA-Vision operates 37 laser vision correction centers, including 34 wholly owned LasikPlus vision centers located in large metropolitan markets throughout the United States, two joint ventures in Canada and one joint venture in Europe.

This press release contains forward-looking statements that are subject to risks and uncertainties that may result in actual results to differ materially from current expectations. For a discussion of risks and uncertainties that LCA-Vision faces, please refer to LCA-Vision’s registration statement and its filings with the Securities and Exchange Commission including, but not limited to its Forms 10-K and 10-Q.

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